HORIZON ADVISERS

                                 CODE OF ETHICS
                            ADOPTED UNDER RULE 17J-1

Hancock Bank and Horizon Advisers is confident that its officers, directors and employees act with integrity and good faith. The Adviser recognizes, however, that personal interests may conflict with Hancock Horizon Family of Funds (each a "Fund," collectively, the "Funds") interests where officers, directors or employees:

     o    know about the Funds' present or future portfolio transactions; or

     o    have the power to influence Fund portfolio transactions; and

     o    engage in SECURITIES transactions for their personal account(s).

In an effort to prevent any conflicts from arising and in accordance with Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act"), the Adviser has adopted this Code of Ethics (the "Code") to address transactions that may create or appear to create conflicts of interest, and to establish reporting requirements and enforcement procedures. (Definitions of UNDERLINED terms are included in Appendix I.)

I.   ABOUT THIS CODE OF ETHICS

     A.   WHO IS COVERED BY THE CODE?

               o    All ACCESS PERSONS of the Adviser.

     B.   WHAT RULES APPLY TO ME

          This Code sets forth specific prohibitions and restrictions regarding SECURITIES transactions, as well as certain reporting requirements. They are applicable to everyone covered by this code, except where otherwise noted.

II.  STATEMENT OF GENERAL PRINCIPLES

     In recognition of the Fund and confidence placed in the Adviser by the Funds and their shareholders, and because the Adviser believes that its operations should benefit the Fund's shareholders, the Adviser has adopted the following universally applicable principles:

     A. The interest of the Funds' shareholders are paramount. You must place shareholder interests before your own.



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     B.   You must accomplish all personal securities transactions in a manner that avoids a conflict (or the appearance of a conflict) between your personal interests and those of the Funds or their shareholders.

     C. You must avoid actions or activities that allow (or appear to allow) you or your family to benefit from your position with the Adviser, or that bring into question your independence or judgment.

III. GENERALLY APPLICABLE PROHIBITIONS AND RESTRICTIONS

     A.   PROHIBITION AGAINST FRAUD, DECEIT AND MANIPULATION.

          You cannot, in connection with the purchase or sale, directly or indirectly, of a SECURITY HELD OR TO BE ACQUIRED by the Funds:

          1.   employ any device, scheme or artifice to defraud the Fund;

          2. make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          3. engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Fund; or

          4.   engage in any manipulative practice with respect to the Fund.

     B.   LIMITS ON ACCEPTING OR RECEIVING GIFTS.

     ACCESS PERSONS cannot accept or receive any gift of more than DE MINIMIS value from any person or entity in connection with the Funds' entry into a contract, development of an economic relationship, or other course of dealing by or on behalf of the Funds.

IV. PROHIBITIONS AND RESTRICTIONS ON PERSONAL SECURITIES TRANSACTION FOR ACCESS PERSONS

     A.   PRE-APPROVAL REQUIREMENTS.

          ACCESS PERSONS may not engage either directly or indirectly in any personal securities transactions with respect to any CONTROL ACCOUNT without the prior written approval of Chief Compliance Officer. In the absence of the Chief Compliance Officer, the Chief Investment Officer may approve transactions.

          Personal trading requests (acquisitions and dispositions} generally are approved if:

          o    The trade request is not based on nonpublic material information.


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          o    The security is not on the firm's Restricted List

               Pre-clearance of personal securities transactions for publicly traded securities will be effective for (2) business days. Limit Orders, including stop loss orders, are allowed provided the order is completed within the two day effective period. If the order is not executed within the two day effective period, the initial preo clearance will no longer be valid and pre-clearance must be obtained again.

     B.   EXCEPTIONS TO PRE-APPROVAL REQUIREMENTS

          Transactions in the following securities do not require pre-approval

          o    Direct obligations of the US Government

          o    Municipal Bonds and Securities

          o    Bankers' Acceptances

          o    Bank Certificates of Deposit

          o    Commercial Paper

          o High Quality Short-Term Debt Instruments, including repurchase agreements

          o    Currency, Currency Futures and Commodity Futures

          o Open-ended mutual funds, other than the Funds and any other fund advised or sub-advised by the Adviser

          o Purchases of the Funds and any other fund sub-advised by Adviser made pursuant to a systematic or periodic purchase or sale program o Money market funds

          o Shares of unit investment trusts that are invested exclusively in one or more open-ended funds (other than Funds and any other fund advised or sub-advised by the Adviser)

          The following transactions do not require pre-approval.

          o Participating in tender offers or other widely disseminated corporate actions

          o Purchase or sale of securities through dividend reinvestment programs (DRIPs)

          o    Sale of fractional shares

          o    Exercise or assignment of options

          o    Transfer liquidations performed by third party brokers

          o Transactions placed in accounts managed on a fully discretionary basis by a third party advisor or broker

     C.   PRE-APPROVAL OF IPOS AND LIMITED OFFERINGS.

          INVESTMENT PERSONNEL must obtain approval from the Chief Compliance Officer (as defined in Section VI below), before directly or indirectly acquiring BENEFICIAL OWNERSHIP of any securities in an IPO or LIMITED OFFERING.

     D.   SHORT SWING TRADES.

          Securities may not be purchased and sold, or sold and repurchased, within 10 calendar days. The Chief Compliance Officer may, for good cause shown, permit a short- swing trade, but shall record the reasons and grant of permission


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           with the records of the Code.

     E.   Blackout Periods.

       Because personal trading may interfere with client transactions, the Chief Compliance Officer may from time to time prohibit any personal trade with respect to an issuer. The length of the blackout period will be at the Chief Compliance Officer and Chief Investment Officer's discretion.

V.   REPORTING REQUIREMENTS

     Subject to Section IX hereof, all ACCESS PERSONS must comply with the reporting requirements set forth in Part A of this Code.

VI.  REVIEW AND ENFORCEMENT OF THE ADVISER'S CODE

     CHIEF COMPLIANCE OFFICER

     The Chief Compliance Officer for the Adviser will perform the duties described in this Section VI.

     A.   THE CHIEF COMPLIANCE OFFICER'S DUTIES AND RESPONSIBILITIES.

          1. The Chief Compliance Officer shall notify each person who becomes an ACCESS PERSON of the Adviser and who is required to report under this Code and their reporting requirements no later than 10 days before the first quarter in which such person is required to begin reporting.

          2. The Chief Compliance Officer will, on a quarterly basis, compare all reported personal securities transactions with the Fund's completed portfolio transactions and a list of SECURITIES that were BEING CONSIDERED FOR PURCHASE OR SALE by the Adviser during the period to determine whether a Code violation may have occurred. Before determining that a person has violated the Code, the Compliance Officer must give the person an opportunity to supply explanatory material.

          3. If the Chief Compliance Officer finds that a Code violation may have occurred, or believes that a Code violation may have occurred, the Chief Compliance Officer must submit a written report regarding the possible violation, together with the confidential report and any explanatory material provided by the person to the Chief Investment Officer. The Chief Investment Officer will independently determine whether the person violated the Code.

          4. No person is required to participate in a determination of whether he or she has committed a Code violation or discuss the imposition of any sanction against himself or herself.




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          5.   The Chief Compliance Officer will submit his or her own reports, as may be required pursuant to Part A hereof, to the Chief Investment Officer who shall fulfill the duties of the Compliance Officer with respect to the Compliance Officer's reports.

          6. The Chief Compliance Officer will create a written report detailing any approval(s) granted to ACCESS PERSONS for the purchase of securities offered in connection with an IPO or a LIMITED OFFERING. The report must include the rationale supporting any decision to approve such a purchase.

     C.   RESOLUTION; SANCTIONS.

          If the Chief Compliance Officer or Chief Investment Officer finds that a person has violated the Code, he will approve a proposed resolution of the situation or, if appropriate, impose upon the person sanctions that he or she deems appropriate and will report the violation and the resolution and/or sanction imposed to the Board of Trustees of The Advisor Inner Circle Funds (the "Board") at the next regularly scheduled board meeting unless, in the sole discretion of the Chief Compliance Officer or the Chief Investment Officer, circumstances warrant an earlier report.

VII. ANNUAL WRITTEN REPORT TO THE BOARD

     At least once a year, the Adviser will provide the Board a WRITTEN report, whichincludes:

     A. ISSUES ARISING UNDER THE CODE. The reports must describe any issue(s) that arose during the previous year under the Code or procedures thereto, including any material Code or procedural violations, and any resulting sanction(s).

     B. The Chief Compliance Officer may report to the Board more frequently as he or she deems necessary or appropriate and shall do so as requested by the Board.

     C. CERTIFICATION. Each report must be accompanied by a certification to the Board that the Adviser has adopted procedures reasonably necessary to prevent its ACCESS PERSONS from violating this Code.


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VIII. RECORDKEEPING

     The Adviser will maintain records as set forth below. These records will be maintained in accordance with Rule 31a-2 under the 1940 Act and the following requirements. They will be available for examination by representatives of the Securities and Exchange Commission and other regulatory agencies.

     A. A copy of this Code and any other code adopted by the Adviser, which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place.

     B. A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

     C. A copy of each Quarterly Transaction Report, Initial Holdings Report, and Annual Holdings Report submitted under this Code, including any information provided in lieu of any such reports made under the Code will be preserved for a period of at least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place.

     D. A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place.

     E. A copy of each annual report required by Section VII of this Code must be maintained for at least five years from the end of the fiscal year in which it is made, for the first two years in any easily accessible place.

     F. A record of any decision and the reasons supporting the decision, to approve the acquisition of securities acquired in an IPO or LIMITED OFFERING, must be maintained for at least five years after the end of the fiscal year in which the approval is granted.

IX.  INVESTMENT ADVISER'S OBLIGATIONS WITH RESPECT TO THE FUNDS

     A. GENERAL PRINCIPLE. A person who is BOTH a TRUSTEE or officer of The Advisor Inner Circle Funds AND an ACCESS PERSON of the Adviser is only required to report under, and otherwise comply with, this Code of Ethics. Currently, there are no ACCESS PERSONS of the Adviser which serve in such a dual capacity.

     B.   PROCEDURES. The Adviser to the Fund must:

          1. Submit to the Board a copy of its code of ethics adopted pursuant to Rule 17j-1;




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          2.   Promptly furnish to the Board, upon request, copies of any reports made under its code of ethics by any person who is also covered by the Funds' Code;

          3. Promptly report to the Board in writing any material amendments to its code of ethics; and

          4. Immediately furnish to the Board, without request, all material information regarding any violation of its code of ethics by any person.

X.   MISCELLANEOUS

     A. CONFIDENTIALITY. All reports and other information submitted to the Funds pursuant to this Code will be treated as confidential, provided that such reports and information may be produced to the Securities and Exchange Commission and other regulatory agencies.

     B. INTERPRETATION OF PROVISIONS. The Adviser may from time to time adopt such interpretations of this Code as it deems appropriate.

     C. COMPLIANCE CERTIFICATION. Within 10 days of becoming an ACCESS PERSON of the Fund, and each year thereafter, each such person must complete the Compliance Certification, attached as Appendix V.

Adopted this 9th day of May, 2017.



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                                     PART A

                                 ACCESS PERSONS

I.   LIST OF SECURITIES HOLDINGS

     A.   INITIAL HOLDINGS REPORT.

          You must submit a listing of all SECURITIES you BENEFICIALLY OWN, as well as all of your securities accounts, as of the date you first become subject to this Code's reporting requirements. You must submit this list to the Chief Compliance Officer within 10 days of the date you first become subject to this Code's reporting requirements. The list must be current as of a date no more than 45 days prior to the date you first became an access person. An Initial Holdings Report Form is attached as Appendix III.

     B.   ANNUAL HOLDINGS REPORT.

          Each year, you must submit to the Chief Compliance Officer a listing of all SECURITIES you BENEFICIALLY OWN, as well as all of your securities accounts. Your list must be current as of a date no more than 30 days before you submit the report. An Annual Holdings Report Form is attached as Appendix IV.

II.  REQUIRED TRANSACTION REPORTS

     A.   QUARTERLY TRANSACTION REPORTS.

          1. Each quarter, you must report all of your SECURITIES transactions effected, as well as any securities accounts you established, during the quarter. You must submit your report to the Chief Compliance Officer NO LATER THAN 30 days after the end of each calendar quarter. A Quarterly Personal Securities Transactions Report Form is included as Appendix II.

          2. If you had no reportable transactions and did not open any securities accounts during the quarter, you are still required to submit a report.

          Please note on your report that you had no reportable items during the quarter, and return it, signed and dated.

          3. You need not submit a quarterly report if the report would duplicate information contained in broker trade confirmations or account statements received by the Fund, provided that all required information is contained in the broker trade confirmations or account statements and is received by the Chief Compliance Officer NO LATER THAN 30 days after the end of the calendar quarter. Please see the Chief Compliance Officer for more information about this reporting mechanism.



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     B.   WHAT SECURITIES TRANSACTIONS AND ACCOUNTS ARE COVERED UNDER THE
          QUARTERLY REPORTING OBLIGATION?

          You must report all transactions in SECURITIES that: (i) you directly or indirectly BENEFICIALLY OWN; or (ii) because of the transaction, you acquire direct or indirect BENEFICIAL OWNERSHIP. You must also report all of your accounts in which any securities were held for your direct or indirect benefit.

     C.   WHAT SECURITIES AND TRANSACTIONS MAY BE EXCLUDED FROM THE REPORT?

          You are not required to detail or list the following items on your reports:

          1. Purchases or sales effected for any account over which you have no direct or indirect influence or control;

          2. Purchases you made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan, where you purchased a SECURITY issued by your employer;

          3. Purchases effected on the exercise of rights issued by an issuer PRO RATA to all holders of a class of its SECURITIES, as long as you acquired these rights from the issuer, and sales of such rights;

          4. Purchases or sales which are non-volitional, including purchases or sales upon the exercise of written puts or calls and sales from a margin account pursuant to a BONA FIDE margin call; and

          5.   Purchases or sales of any of the following securities:

               o    Direct obligations of the U.S. government;

               o Banker's acceptances, bank certificates of deposit, commercial paper and HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS, including repurchase agreements; and

               o    Shares issued by registered, open-end investment companies.

You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect BENEFICIAL OWNERSHIP in the SECURITY included in the report.